UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2025

PARKE BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-51338	65-1241959
(State or other	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

601 Delsea Drive, Washington Township, New Jersey	08080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 256-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.10 per share	PKBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

PARKE BANCORP, INC.
INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 - Other Events

Item 8.01 Other Events.

On August 1, 2025, the Company announced that the Board of Directors had approved a six-month extension of the stock repurchase program, originally announced on August 2, 2024 for the repurchase of up to 5% of the Company’s outstanding common stock. The stock repurchase plan was to take place over 12 months, which was set to expire on August 2, 2025. The stock repurchase program will now remain in effect until February 2, 2026, unless completed sooner by reaching the 5% threshold established previously. Open market purchases are intended to be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable Regulations of the Securities and Exchange Commission. The timing and actual number of shares repurchased will depend on a variety of factors, including price, corporate and regulatory requirements and other market conditions.

A copy of the press release dated August 1, 2025, announcing the extension of the stock repurchase program is filed herewith as Exhibit 99.1, and incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01 Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PARKE BANCORP, INC.

Date: August 1, 2025	By:	/s/ Jonathan D. Hill
Jonathan D. Hill
Senior Vice President and Chief Financial Officer
(Duly Authorized Representative)